Exhibit 21
Subsidiaries of the Registrant

The following table provides a listing of the direct and indirect operating subsidiaries of the Registrant as of December 31, 2008, the percent of voting stock held by the Registrant, and the jurisdiction of incorporation or organization in which each subsidiary was incorporated or organized.
Subsidiaries of the Registrant	Jurisdiction of Incorporation or Organization	Percentage Voting Stock Held by Registrant

Farmers Bank & Capital Trust Co.	Kentucky	100%
United Bank & Trust Company	Kentucky	100%
First Citizens Bank	Kentucky	100%
The Lawrenceburg Bank and Trust Company	Kentucky	100%
Citizens Bank of Northern Kentucky, Inc.	Kentucky	100%
FCB Services, Inc.	Kentucky	100%
Kentucky General Holdings, LLC	Kentucky	100%
FFKT Insurance Services, Inc.	Kentucky	100%
EKT Properties, Inc.	Kentucky	100%
Farmers Capital Bank Trust I	Delaware	100%
Farmers Capital Bank Trust II	Delaware	100%
Farmers Capital Bank Trust III	Delaware	100%

KHL Holdings, LLC [1]	Kentucky
Kentucky Home Life Insurance Company [2]	Kentucky
Kentucky General Life Insurance Company, Inc. [3]	Kentucky
Leasing One Corporation [4]	Kentucky
Farmers Bank Realty Co. [4]	Kentucky
EG Properties, Inc.[4]	Kentucky
Farmers Capital Insurance Corporation [4]	Kentucky
FA Properties, Inc.[4]	Kentucky
Farmers Fidelity Insurance Agency, LLP [5]	Kentucky
Austin Park Apartments, LTD [6]	Kentucky
Frankfort Apartments II, LTD [7]	Kentucky
ENKY Properties, Inc. [8]	Kentucky
EGT Properties[9]	Kentucky
NUBT Properties, LLC[10]	Kentucky
Flowing Creek Realty, LLC[11]	Indiana

[1]	Kentucky General holds a 45% equity and 50% voting interest in KHL Holdings, LLC.

[2]	A wholly-owned subsidiary of KHL Holdings, LLC.

[3]	No stock issued; inactive company.

[4]	A wholly-owned subsidiary of Farmers Bank.

[5]	A fifty (50%) percent owned LLP of Farmers Insurance.

[6]	Farmers Bank has a 99% limited interest in this partnership.

[7]	Farmers Bank has a 99.9% limited interest in this partnership.

[8]	A wholly-owned subsidiary of Citizens Northern.

[9]	A wholly-owned subsidiary of United Bank.

[10]	EGT holds an 83% member interest and ENKY holds a 17% member interest.

[11]	NUBT holds a 67% member interest and the remaining 33% interest is held by unrelated third parties.

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